INFORMATION STATEMENT PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:
[X]  Preliminary Information Statement
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     14c-5(d)(2)
[ ]  Definitive Information Statement



                              URANIUM ENERGY CORP.
                            -------------------------
                (Name of Registrant as Specified in its Charter)

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                                       1

                              URANIUM ENERGY CORP.
                                  Austin Centre
                           701 Brazos, Suite 500 PMB#1
                               Austin, Texas 78701


                              INFORMATION STATEMENT
                                      Dated
                                December 27, 2005








                                     GENERAL

     This Information Statement is being circulated to the shareholders of Uranium Energy Corp., a Nevada corporation (the "Company"), in connection with the taking of corporate action without a meeting upon the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of the Company's $0.001 par value common stock (the "Common Stock"). The names of the shareholders who will be signing the Written Consent and their respective equity ownership of the Company are as follows: (i) Isaiah Capital Trust holding of record 1,823,333 shares of Common Stock (13.37%); (ii) Golden West Investments holding of record 3,750,000 shares of Common Stock (27.49%); (iii) Amir Adnani holding of record 1,135,334 shares of Common Stock (12.01%); (iv) Alan Lindsay holding of record 870,858 shares of Common Stock (6.38%); (v) Ethny Lindsay holding of record 950,000 shares of Common Stock (6.96%); (vi) Randall Reneau holding of record 1,000,000 shares of Common Stock (7.33%); and (vii) James Davidson holding of record 727,667 shares of Common Stock (5.33%).

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     As more completely described below, the matters upon which action is proposed to be taken are: (i) to adopt an amendment (the "Amendment") to the Company's Articles of Incorporation, as amended (the "Articles"), to increase the authorized capital from 75,000,000 shares of Common stock to 750,000,000 shares of Common Stock; and (ii) to ratify the adoption of the 2005 stock option plan for key personnel of the Company, which includes the non-qualified stock option plan (the "Stock Option Plan"), and to ratify the grant of stock options pursuant to a stock option plan agreement and the grant of incentive stock options pursuant to an incentive stock option plan agreement.

     The date, time and place at which action is to be taken by written consent on the matters to be acted upon, and at which consents are to be submitted, is February 1, 2006 at 10:00 a.m. (Central Time) at Austin Centre, 701 Brazos, Suite 500 PMB#1, Austin, Texas 78701.

     This information statement is being first sent or given to security holders on approximately January 12, 2006.

                       VOTING SECURITIES AND VOTE REQUIRED

     On December 19, 2005, the Board of Directors authorized and approved, subject to shareholder approval, the corporate action, which the Board of Directors deemed to be in the best interests of the Company and its shareholders. The Board of Directors further authorized the preparation and circulation of this information statement and a shareholders' consent to the holders of a majority of the outstanding shares of the Company's Common Stock.

     There are currently 13,640,722 shares of the Company's Common Stock outstanding, and each share of Common Stock is entitled to one vote. The Written Consent of ten (10) or less shareholders of the Company holding at least 6,820,362 shares of the Common Stock issued and outstanding is necessary to approve the matters being considered. The record date for determining shareholders entitled to vote or give Written Consent is December 23, 2005 (the "Record Date"). Except for the Common Stock there is no other class of voting securities outstanding at this date.

     The matters upon which action is proposed to be taken are: (i) the approval of the Amendment to the Company's Articles to increase the authorized capital from 75,000,000 shares of Common stock to 750,000,000 shares of Common Stock; and (ii) to ratify the adoption of the Stock Option Plan, and to ratify the grant of stock options pursuant to a stock option plan agreement and the grant of incentive stock options pursuant to an incentive stock option plan agreement.

     The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of Common Stock, will be paid by the Company.



                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

CURRENT OFFICERS AND DIRECTORS

     As of the date of this Information Statement, the directors and executive officers of the Company are as follows:

Name                      Age               Position with the Company
----                      ---               -----------------------------

Amir Adnani                27                President/Chief Executive
                                             Officer and Director

Grant Atkins               45                Treasurer/Chief Financial
                                             Officer, and Director

Randall Reneau             57                Chief Exploration Officer,
                                             and Director

Johnathan Lindsay          29                Secretary

D. Bruce Horton            61                Director

Steve Jewett               67                Director

Alan Lindsay               55                Director

BUSINESS EXPERIENCE

     The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

     Amir Adnani has been the Company's Chief Executive Officer, President and Director since January 24, 2005. Mr. Adnani is an entrepreneur with an extensive background in business development and marketing. He founded and has been, for the last five years, president of Blender Media Inc., a Vancouver based company that provides strategic marketing and financial communications services to public companies and investors in mineral exploration, mining, and energy sectors. He has many contacts throughout the minerals exploration and financial communities. Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia.

     Grant Atkins has been the Company's Chief Financial Officer and a Director since January 24, 2005. Mr. Atkins is also the chief executive officer, president, and a director of Lexington Resources, Inc. For the past ten years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. Mr. Atkins received a Bachelor of Commerce degree from the University of British Columbia.

     Randall Reneau has been the Company's Chief Exploration Officer since January 24, 2005. Mr. Reneau is registered as a Certified Professional Geologist with over thirty years of experience in mineral exploration and project management in the United States, Mexico, Brazil and West Africa. Mr. Reneau has significant experience exploring for uranium in the United States, specifically in Texas, Arizona, New Mexico and Wyoming, the states known to hold the largest uranium reserves. He extensively explored these states while employed in a senior position for Conoco Uranium, a subsidiary of Conoco Ltd., and World Nuclear Corporation, a privately-held company. For the past ten years, he has been an independent contractor, performing geology services for mining and exploration companies internationally. He obtained his M.S. in Environmental Engineering from Kennedy-Western University, Boise, Idaho, and a B.A. in Geology from Central Washington University.

     Johnathan Lindsay has been the Company's Secretary to Uranium Energy Corp. since its inception (formerly Carlin Gold Inc.), where he was responsible for organizing initial financing. In 1997, Mr. Lindsay worked with the Investor Relations Group and for National Media, two North American public sector marketing firms. While there, he developed relationships with key personnel in the resource and finance sectors. Following his position with National Media, he studied marketing from 1998-99 at the British Columbia Institute of Technology. From 1999 to 2004, Mr. Lindsay was employed by Alan Lindsay and Associates as vice president marketing and corporate secretary. Since 2004, Mr. Lindsay is currently the president of Ocean Tower Productions, a privately-held film production company. Ocean Tower currently has films in various stages of production.

     Steve Jewett has been a director of the Company and member of the Audit Committee since January 24, 2005. Since 1978, Mr. Jewett has been the owner of Stephen Jewett - Chartered Accountants. During his career, Mr. Jewett was auditor of several public companies. Mr. Jewett received his degree as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia and is the Audit Committee's financial expert.

     D. Bruce Horton has been a director of the Company and member of our Audit Committee since January 24, 2005. During the past five years, Mr. Horton has been active in the financial arena in both the private and public sectors as an accountant and financial management consultant with an emphasis on corporate financial reporting, financing and tax planning. Mr. Horton has specialized in corporate management, re-organization, merger and acquisition, international tax structuring, and public and private financing for over thirty years. From 1972 through 1986, Mr. Horton was a partner in a public accounting firm. In 1986, Mr. Horton co-founded the Clearly Canadian Beverage Corporation, of which he was a director and chief financial officer until 1997.

     Alan Lindsay has been a director of the Company since May 16, 2003. Mr. Lindsay has extensive experience and expertise in the mining and biomedical fields. From 2000 to the present, he has been the chairman, president and chief executive officer of MIV Therapeutics Inc., a publicly-listed biomedical company focused on biocompatible coating technology for stents and medical devices, and was also a co-founder of GeneMax Pharmaceuticals, a biotech company with a novel cancer treatment technology discovered at the University of British Columbia. Mr. Lindsay was the founder of AZCO Mining Inc. and served as chairman, president and chief executive officer of AZCO Mining Inc. from 1992 to 2000. During his term, AZCO Mining Inc. obtained listings on both the Toronto and American Stock Exchanges. AZCO Mining Inc. developed the Sanchez copper deposit and Piedras Verdes copper deposits with a combined SX-EW oxide copper resource of 3.25 billion pounds of copper. Mr. Lindsay negotiated a business transaction with Phelps Dodge Corporation that led to the sale of the Sanchez deposit for $55 million and a joint venture on the Piedras Verdes deposit.

     Amir Adnani, Grant Atkins, Alan Lindsay, Johnathan Lindsay, Randall Reneau, Golden West Investments, and the Isaiah Capital Trust may be deemed to be organizers of the Company based upon their activities in founding and organizing the business of the Company.

FAMILY RELATIONSHIPS

     The  Secretary  of the  Company,  Johnathan  Lindsay,  is the  son of  Alan
Lindsay, a director of the Company. Otherwise, there are no other family relationships among our directors or officers.

AUDIT COMMITTEE

     As of the date of this Information Statement, the Company has created an Audit Committee, adopted an audit committee charter, and appointed members to the Audit Committee effective January 25, 2005. The Audit Committee is comprised of Messrs. Stephen Jewett and D. Bruce Horton, who are disinterested members. The Audit Committee's primary function is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are: (i) to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) to review and appraise the audit efforts of the Company's independent accountants; (iii) to evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) to oversee management's establishment and enforcement of financial policies and business practices; and (v) to provide an open avenue of communication among the independent accountants, management and the Board of Directors.

EXECUTIVE COMPENSATION

     During the last fiscal year, none of the directors of the Company were compensated for their roles as directors. Directors of the Company may be reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. Certain officers are paid for services provided to the Company as indicated below. We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans.

     From June 30, 2004 and as formalized in a letter agreement dated December 1, 2004, Randall Reneau has had a services agreement with the Company whereby he may perform geological consulting services for the Company in exchange for $350 per diem plus expenses. In the year ended December 31, 2004, Mr. Reneau has invoiced the Company and has been compensated in the amount of $12,506. Mr. Reneau has received compensation in the approximate amount of $62,461 for the nine month period ended September 30, 2005.

     Mr. Amir Adnani, the Company's President, has accrued compensation in the amount of $4,000 for fiscal year 2004 and $38,000 during the nine month period ended September 30, 2005.

     Mr. Johnathan Lindsay, the Company's Secretary, has accrued compensation in the amount of $25,171 for fiscal year 2004 and approximately $20,833 during the nine month period ended September 30, 2005.

     The Company does not have formal employment agreements with Mr. Adnani, Mr. Lindsay, or Mr. Atkins. Executive compensation is subject to change concurrent with the Company's compensation policy.

Summary Compensation Table

     None of our executive officers received an annual salary and bonus that exceeded $100,000 during the fiscal year ending December 31, 2004. The following table sets forth the compensation received by officers and directors of the Company during 2004.

--------------------------------------------------------------------------------
                                   ANNUAL COMPENSATION            LONG TERM
                                                                 COMPENSATION

NAME AND                  FISCAL        SALARY        OTHER       SECURITIES
PRINCIPAL POSITION          YEAR                                  UNDERLYING
                                                                    OPTIONS
--------------------------------------------------------------------------------
Amir Adnani                 2004        $4,000            0            0
President/CEO

Grant Atkins                2004             0            0            0
CFO

Randall Reneau              2004             0      $12,506            0
Chief Exploration
Officer

Johnathan Lindsay           2004        $25,171           0            0
Secretary
--------------------------------------------------------------------------------

STOCK OPTION PLAN

     On December 19, 2005, the Board of Directors of the Company authorized and approved the adoption of the 2005 stock option plan effective December 19, 2005 (the "Stock Option Plan").

     The purpose of the Stock Option Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

     The Stock Option Plan is to be administered by the Board of Directors of the Company or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine (i) the persons to be granted Stock Options under the Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period of ten
(10) years or whether the Stock Option shall be exercisable in installments or by vesting only. The Stock Option Plan provides authorization to the Board of Directors to grant Stock Options to purchase a total number of shares of Common Stock of the Company, not to exceed 3,500,000 shares as at the date of adoption by the Board of Directors of the Stock Option Plan. At the time a Stock Option is granted under the Stock Option Plan, the Board of Directors shall fix and determine the exercise price at which shares of Common Stock of the Company may be acquired.

     In the event an optionee ceases to be employed by or to provide services to the Company for reasons other than cause, retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee ceases to be employed by or to provide services to the Company for reasons of retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to one-year after the effective date that his position ceases, and after such one-year period any unexercised Stock Option shall expire.

     No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period of ten (10) years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as the Board of Directors may determine.

     The exercise price of a Stock Option granted pursuant to the Stock Option Plan shall be paid in full to the Company by delivery of consideration equal to the product of the Stock Option in accordance with the requirements of the Nevada Revised Statutes. Any Stock Option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness from the Company may be subject to such conditions, restrictions and contingencies as may be determined.

Incentive Stock Options

     The Stock Option Plan further provides that, subject to the provisions of the Stock Option Plan and prior shareholder approval, the Board of Directors may grant to any key individuals who are employees of the Company eligible to receive options one or more incentive stock options to purchase the number of shares of common stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of common stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of the common shares of the Company, and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of the stock of the Company, shall not be less than 100% of the fair market value of the common shares of the Company. The option term of each Incentive Stock Option shall be determined by the Board of Directors, which shall not commence sooner than from the date of grant and shall terminate no later than ten (10) years from the date of grant of the Incentive Stock Option, subject to possible early termination as described above.

     On December 20, 2005, the Board of Directors authorized and approved the grant of an aggregate 3,150,000 Stock Options to key consultants, directors and officers under the Stock Option Plan. The following table represents those Stock Options granted to executive officers and directors of the Company:

                            Options/SAR Grants Table

--------------------------------------------------------------------------------
Name                   Number of         Exercise Price            Date of
              Securities Underlying                              Expiration
                        Options
--------------------------------------------------------------------------------

Alan Lindsay           400,000                 $0.50               12/20/15
John Lindsay           200,000                  0.50               12/20/15
Amir Adnani            135,000                  0.50               12/20/15
Randall Reneau         135,000                  0.50               12/20/15
Bruce Horton            50,000                  0.50               12/20/15
Steve Jewett            50,000                  0.50               12/20/15
Grant Atkins           200,000                  0.50               12/20/15

Total                1,170,000
--------------------------------------------------------------------------------


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

                                        (1)
Name and Address of Beneficial      Number of        Nature         Percentage
Owner                              Shares Owned   of Ownership       Ownership
--------------------------------- ------------- -------------- ---------------
                                        (2)
Amir Adnani                         1,270,334        Direct           9.22%
2302-930 Cambie Street
Vancouver, B.C. V6B 5X6
--------------------------------- ------------- -------------- ---------------
                                        (3)
Randall Reneau                      1,135,000        Direct           8.24%
9302 Mystic Oak Trail
Austin, TX 78750
--------------------------------- ------------- -------------- --------------
                                        (4)
D. Bruce Horton                        83,334        Direct           0.61%
2443 Alder Street
Vancouver, B.C. V6H 4A4
--------------------------------- ------------- -------------- ---------------
                                        (5)
Alan Lindsay                        1,270,858        Direct           9.05%
2701-1500 Hornby Street
Vancouver, B.C. V6Z 2R1
--------------------------------- ------------- -------------- ---------------
                                        (6)
Isaiah Capital Trust                1,823,333        Direct          13.37%
28-30 The Parade
St. Heller, Jersey
Channel Islands JE4 8XY
--------------------------------- ------------- -------------- ---------------
                                        (7)
Golden West Investments             3,750,000        Direct          27.49%
P.O. Box 97 Leeward Highway
Provenciales Turks &
Caicos Islands, BWI
--------------------------------- ------------- -------------- ---------------
Ethny Lindsay                         950,000        Direct           6.96%
201 Villa Pax, Ocean Way,
Umhlanga Rocks, Republic
of South Africa, 4320
--------------------------------- ------------- -------------- ---------------
James Davidson                        727,667        Direct           5.33%
455 Barstow Road,
Prince Frederick, Maryland,
USA, 20678
--------------------------------- ------------- -------------- ---------------
                                        (8)
Johnathan Lindsay                     465,574        Direct           3.36%
T13-1501 Howe Street
Vancouver, B.C. V6Z 2P8
--------------------------------- ------------- -------------- ---------------
                                        (9)
Grant Atkins                          200,000        Direct           1.45%
7473 West Lake Mead Rd.
Las Vegas, Nevada 89128
-------------------------------- ------------- -------------- ----------------
                                       (10)
Steve Jewett                           50,000        Direct           0.41%
#1201-1633 West 8th Avenue
Vancouver, B.C. V6J 5H7
------------------------------ -------------- -------------- -----------------

------------------------------ -------------- -------------- -----------------
                                       (11)
All officers/directors as a         5,202,767                        35.13%
group (7 persons)
--------------------------------- ------------- -------------- ---------------

(1)  These are restricted shares of Common Stock.

(2)  This figure includes:  (i) 1,135,334 shares of restricted Common Stock; and
     (ii) the assumption of the exercise of 135,000 Stock Options into 135,000 shares of Common Stock at $0.50 per share.

(3)  This figure includes:  (i) 1,000,000 shares of restricted Common Stock; and
     (ii) the assumption of the exercise of 135,000 Stock Options into 135,000 shares of Common Stock at $0.50 per share.

(4)  This figure  includes:  (i) 33,334 shares of restricted  Common Stock;  and
     (ii) the assumption of the exercise of 50,000 Stock Options into 50,000 shares of Common Stock at $0.50 per share.

(5)  This figure  includes:  (i) 870,858 share of restricted  Common Stock;  and
     (ii) the assumption of the exercise of 400,000 Stock Options into 400,000 shares of Common Stock at $0.50 per share.

(6) Isaiah Capital Trust account is a trust account held for the benefit of Sandra Corin, the sole beneficiary, and is managed by Equity Trust.

(7) Golden West Investments is controlled by Barry Dempsey for Cockburn Directors Ltd. and its sole shareholder is Canopus Limited for Meridian Trust.

(8)  This figure  includes:  (i) 265,574 shares of restricted  Common Stock; and
     (ii) the assumption of the exercise of 200,000 Stock Options into 200,000 shares of Common Stock at $0.50 per share.

(9) This figure consists of the assumption of the exercise of 200,000 Stock Options into 200,000 shares of Common Stock at $0.50 per share.

(10) This figure consists of the assumption of the exercise of 50,000 Stock Option into 50,000 shares of Common Stock at $0.50 per share.

(11) This figure includes:  (i) 4,032,767 shares of restricted Common Stock; and
     (ii) the assumption of the exercise of 1,170,000 Stock Options into 1,170,000 shares of Common Stock at $0.50 per share.

                              CERTAIN TRANSACTIONS

     As of the date of this Information Statement, and with the exception of the consulting agreements disclosed above, the Company has not entered into any contractual arrangements currently in effect with related parties that exceed $60,000. There are not any currently proposed transactions, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer five percent (5%) shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

     The officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. The directors of the Company may have other business interests to which they may devote a major or significant portion of their time. Certain conflicts of interest, therefore, may arise between the Company and its directors. Such conflicts are intended to be resolved through the exercise by the directors of judgment consistent with their fiduciary duties to the Company. The officers and directors of the Company intend to resolve such conflicts in the best interests of the Company. The officers and directors will devote their time to the affairs of the Company as necessary.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements as of the date of this Information Statement.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

     With the exception of the current director of the Company, and as of the date of this Information Statement, there are no persons identified by management of the Company who have an interest in the matters to be acted upon nor who are in opposition to the matters to be acted upon.

     As of the date of this Information Statement there are no persons who have been a director or officer of the Company since the beginning of the last fiscal year or are currently a director or officer of the Company that oppose any action to be taken by the Company.

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                APPROVAL OF AN AMENDMENT (THE "AMENDMENT") TO THE
        COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED (THE "ARTICLES"),
          TO INCREASE THE AUTHORIZED CAPITAL FROM 75,000,000 SHARES OF
               COMMON STOCK TO 750,000,000 SHARES OF COMMON STOCK

     The Board of Directors of the Company, at a special meeting, authorized and approved, subject to shareholder approval, the increase in the authorized number of shares of Common Stock to enable the Company to honor exercises of all currently existing stock options or other rights to acquire shares of Common Stock and to make available additional shares for issuance for general corporate purposes, including financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors considered potential uses of the additional authorized shares of Common Stock, which may include seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements, or for other general corporate purposes. Increasing the authorized number of share of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholder of the Company. The shares of Common Stock do not carry any pre-emptive rights to purchase additional shares. The adoption of the Amendment to the Articles of Incorporation will not of itself cause any changes in the Company's capital accounts.

Purpose of the Amendment to the Articles of Incorporation

     Under the Company's Articles of Incorporation as presently in effect, the Company has 75,000,000 shares of authorized Common Stock. As of the mailing date of this Information Statement, 13,640,722 shares of the Company's Common Stock were issued and outstanding. There are approximately 3,150,000 Stock Options outstanding that are exercisable for an aggregate of 3,150,000 shares of Common Stock for which shares have not been reserved. The immediate purpose of the Amendment to increase the shares of authorized Common Stock is to make available a sufficient number of shares of Common Stock to permit the Company further latitude to negotiate and arrange larger scale funding initiatives under consideration.

     The Company may also in the future enter into strategic joint ventures or other collaborative business arrangements with joint ventures, licensees, suppliers, distributors and other parties with whom the Company may do business. Such transactions may involve an equity investment in the Company or the issuance of stock options or other securities convertible into or exercisable or exchangeable for shares of Common Stock. The Company may undertake additional equity financing through a public offering or private placement of Common Stock or other securities, including debt securities, convertible into or exercisable or exchangeable for shares of Common Stock. The authorization of additional shares of Common Stock pursuant to the Amendment will permit the Company to seek such additional equity financing when and if market conditions are advantageous without the delay and uncertain inherent risk in obtaining future shareholder approval for the authorization of additional shares of Common Stock in order to permit such financing. For example, the cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that a transaction may become desirable could make it difficult or impossible to effect the transaction. The additional shares of Common Stock, together with other authorized and unissued shares, generally would be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the rules of the stock exchange on which the Company's securities may then be listed.

Effect of Amendment to Articles of Incorporation

     The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interest and, depending upon the price at which such shares of Common Stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.

     One of the effects of the Amendment, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable. In addition, since the Company's shareholder have no pre-emptive rights to purchase additional shares of Common Stock issued, the issuance of such shares could dilute the interests of current shareholders of the Company.

     The proposed Articles of Amendment to the Articles of Incorporation, attached hereto as Appendix A, will become effective when they are filed with the Nevada Secretary of State. The Company anticipates that such filing will occur after the increase in authorized capital is approved by the shareholders.

BOARD APPROVAL

     Based upon review of a wide variety of factors considered in connection with its evaluation of the Amendment, the Board of Directors of the Company believes that it would be in the best interests of the Company and its shareholders to effectuate the Amendment. The Board of Directors recommends approval of the Amendment to the Articles to increase the authorized capital structure from 75,000,000 shares of Common Stock to 750,000,000 shares of Common Stock.

               APPROVAL OF THE STOCK OPTION PLAN FOR KEY PERSONNEL
             OF THE COMPANY AND THE GRANT OF OPTIONS PURSUANT TO THE
          STOCK OPTION PLAN AGREEMENT AND THE GRANT OF INCENTIVE STOCK
          OPTIONS PURSUANT TO THE INCENTIVE STOCK OPTION PLAN AGREEMENT

     On December 19, 2005, the Board of Directors of the Company unanimously approved and adopted a 2005 stock option plan (the "Stock Option Plan"), which is attached hereto as Exhibit B. The purpose of the Stock Option Plan and its pertinent aspects is described above within this Information Statement. As of the date of this Information Statement, 3,150,000 Stock Options have been granted.

BOARD APPROVAL

     Based upon review of a wide variety of factors considered in connection with its evaluation of the provisions and terms of the Stock Option Plan, the Board of Directors of the Company believes that it would be in the best interests of the Company and its shareholders to adopt the Stock Option Plan. The Board of Directors recommends approval of the Stock Option Plan, the grant of stock options under the Stock Option Plan Agreement, the grant of incentive stock options under the Incentive Stock Option Plan Agreement, and approval of each of the resolutions with respect thereto set forth in Exhibit B hereto.


                          PROPOSALS BY SECURITY HOLDERS

     The Board of Directors does not know of any matters that are to be presented to the shareholders for their approval and consent pursuant to the Written Consent of Shareholders other than those referred to in this Information Statement. If any shareholder of the Company entitled to vote by written authorization or consent has submitted to the Company a reasonable time before the Information Statement is to be transmitted to shareholders a proposal, other than elections to offices, such proposal must be received at the Company's offices, located at Austin Centre, 701 Brazo, Suite 500 PMB#, Austin, Texas 78701, Attention: President, not later than January 6, 2006.


                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                               SHARING AN ADDRESS

     One Information Statement will be delivered to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the registration statement of SB-2 or the Information Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (360) 332-7734 or by mail to Austin Centre, 701 Brazo, Suite 500 PMB#, Austin, Texas 78701.


                                            By Order of the Board of Directors


                                            Amir Adnani, President

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